Exhibit 10.35

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of September 30, 2019, is entered into by and among BIOLASE, INC., a Delaware corporation (“Borrower”), each of the undersigned financial institutions (individually each a “Lender” and collectively “Lenders”) and SWK FUNDING LLC, a Delaware limited liability company, in its capacity as administrative agent for the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower, Agent and Lenders entered into that certain Credit Agreement dated as of November 9, 2018 (as the same may be amended, modified or restated from time to time, being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, as a result of Borrower having failed to maintain compliance with the Consolidated Unencumbered Liquid Assets covenant set forth in Section 7.13.1(a) of the Credit Agreement for the fiscal quarter ending September 30, 2019, an Event of Default exists under the Credit Agreement (the “Existing Event of Default”); and

WHEREAS, the Borrower has requested that, and Agent and Lenders have agreed to, waive the Existing Event of Default and amend certain provisions of the Credit Agreement as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions

1.1    Capitalized terms used in this Amendment are defined in the Credit Agreement, as amended hereby, unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1    Amendment to Section 7.1(b). Effective as of the date hereof, Section 7.1(b) of the Credit Agreement is hereby amended to replace the reference to the dollar amount “$2,500,000” with a reference to the dollar amount “$5,000,000.”

2.2    Amendment to Section 8.1.2. Effective as of the date hereof, Section 8.1.2 of the Credit Agreement is hereby amended and restated to read as follows:

“8.1.2    Default Under Other Debt.

Any (i) “Event of Default”, or such similar term, as defined in the loan documents governing any Approved AR Loan Facility or (ii) default shall occur under the terms applicable to any Debt of any Loan Party (excluding the Obligations) in an aggregate principal amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000.”

2.3    Amendment to Section 8.1.4. Effective as of the date hereof, Section 8.1.4(a) of the Credit Agreement is hereby amended and restated to read as follows:

“(a) Any failure by Borrower to comply with or to perform any covenant set forth in Section 7 or Section 10.22(b);”

2.4    Amendment to Section 10.22. Effective as of the date hereof, Section 10.22 of the Credit Agreement is hereby amended and restated to read as follows:

“10.22    Approved AR Loan Facility.

(a)    Agent and Lenders acknowledge that Borrower is seeking a revolving loan facility to be secured by a first lien security interest in Borrower’s Inventory and accounts receivable generated by product sales in the normal course of business (such revolving loan facility, together with any replacement revolving loan facility as approved by Agent that is subject to an Intercreditor Agreement, collectively an “Approved AR Loan Facility”). Borrower may enter into any such Approved AR Loan Facliity so long as (i) such facility is in a maximum principal amount of $5,000,000, (ii) such facility is subject to an intercreditor agreement acceptable to Agent, (iii) Agent shall have a second priority Lien and security interest in any accounts receivable and Inventory securing such revolving loan facility, and (iv) the material terms and conditions of such revolving loan facility shall be acceptable to Agent in its commercially reasonable discretion. Agent and Borrower agree to work together in good faith, and at Borrower’s sole cost and expense, to negotiate and enter into such amendments to this Agreement and such other Loan Documents as may be necessary to permit such Debt owing under any Approved AR Loan Facility, to release and/or subordinate such Liens as may be necessary to effectuate any such Approved AR Loan Facility, and to enter into such third party documents as may be reasonably requested by Borrower and/or the revolving loan lender under any such Approved AR Loan Facility.

(b)    Notwithstanding anything set forth in the loan documents governing any such Approved AR Loan Facility, Borrower shall not incur more than $3,000,000 in principal indebtedness under the Approved AR Loan Facility without the prior written consent of Agent, in its sole discretion, unless and until (i) Borrower shall have (A) achieved Aggregate Revenue of at least $12,000,000 during the Fiscal Quarter ending September 30, 2019 and (B) issued additional Equity Interests or Subordinated Debt resulting in net cash proceeds to Borrower of not less than $5,000,000, or, alternatively, (ii) Borrower shall have (A) achieved Aggregate Revenue of at least $14,000,000 during the Fiscal Quarter ending December 31, 2019 and (B) issued additional Equity Interests or Subordinated Debt resulting in net cash proceeds to Borrower of not less than $5,000,000.

(c)    Agent and Borrower agree to work together in good faith, and at Borrower’s sole cost and expense, to negotiate and enter into such amendments to this Agreement and such other Loan Documents as may be necessary to permit such Debt owing under any Approved AR Loan Facility, to release and/or subordinate such Liens as may be necessary to effectuate any such Approved AR Loan Facility, and to enter into such third party documents as may be reasonably requested by Borrower and/or the revolving loan lender under any such Approved AR Loan Facility.”

ARTICLE III

Conditions Precedent

3.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent, unless specifically waived in writing by Agent in its sole discretion:

(A).    Agent shall have received (i) this Amendment duly executed by Borrower and (ii) that certain Intercreditor Agreement, dated on or about the date hereof, duly executed by Pacific Mercantile Bank and Borrower.

(B).    The representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof, except for such representations and warranties as are by their express terms limited to a specific date.

(C).    Agent shall have received payment, for the benefit of Lenders, of an amendment fee in the amount of $10,000, which shall be deemed fully-earned and non-refundable as of the date hereof.

(D).    No Default or Event of Default (other than the Existing Event of Default) under the Credit Agreement, as amended hereby, shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

ARTICLE IV

Limited Forbearance, Ratifications, Representations and Warranties

4.1    Limited Forbearance.

(a)    Borrower has been, and may continue to be in non-compliance, with the requirement of Section 7.13.1 of the Credit Agreement for certain periods ending on or prior to October 30, 2019, which failures constitute Events of Default under Section 8.1.4 of the Credit Agreement (the “Specified Non-Compliance Items”). At the request of Borrower, Agent, on behalf of itself and the Lenders, hereby agrees to forbear in exercising any right or remedy otherwise available to Agent or Lenders pursuant to the Loan Documents or otherwise available at law or in equity solely as it relates to the Specified Non-Compliance Items. The forbearance provided for in the prior sentence shall continue until the earlier of: (i) October 31, 2019, (ii) the date on which Borrower shall have issued (A) additional Equity Interests and/or (B) Subordinated Debt which, in the aggregate, results in gross cash proceeds to Borrower of not less than $5,000,000, each in form and substance reasonably acceptable to Agent, or (iii) the occurrence of an Event of Default (as defined in the Credit Agreement) other than the Potential Loan Non-Compliance.

(b)     Except as specifically set forth above in relation to the Specified Non-Compliance Items, nothing contained in this Amendment or any other communication between Agent, any Lender, Borrower or any other Loan Party shall be a waiver of any past, present or future non-compliance, violation, Default or Event of Default of Borrower under the Credit Agreement or any Loan Document. Except as specifically set forth above in relation to the Specified Non-Compliance Items, Agent and each Lender hereby expressly reserves any rights, privileges and remedies under the Credit Agreement and each Loan Document that Lender may have with respect to any non-compliance, violation, Default or Event of Default, and any failure by Agent or any Lender to exercise any right, privilege or remedy as a result of the violations set forth above shall not directly or indirectly in any way whatsoever either (i) impair, prejudice or otherwise adversely affect the rights of Agent or any Lender, except as set forth herein, at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any Loan Document, (ii) amend or alter any provision of the Credit Agreement or any Loan Document or any other contract or instrument or (iii) constitute any course of dealing or other basis for altering any obligation of Borrower or any rights, privilege or remedy of Agent or any Lender under the Credit Agreement or any Loan Document or any other contract or instrument. Nothing in this Amendment shall be construed to be a consent by Agent or any Lender to any prior, existing or future violations of the Credit Agreement or any Loan Document.

4.2    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Lenders and Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

4.3    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (a) the execution, delivery and performance of this Amendment, any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’s directors and/or managers have authorized the execution, delivery and performance of this Amendment any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent such representations and warranties expressly relate to an earlier date); (d) except as it relates to the Specified Non-Compliance Items, no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Loan Parties are in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, no Loan Party has amended its organizational documents since the date of the Credit Agreement.

ARTICLE V

Miscellaneous Provisions

5.1    Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

5.2    Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

5.3    Expenses of Agent. As provided in the Credit Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent, or its Affiliates, in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable fees and costs of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable fees and costs of legal counsel.

5.4    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

5.5    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent.

5.6    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 5.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

5.7    Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

5.8    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.9    Applicable Law. THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

5.10    Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER AND AGENT.

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IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first written above.

BORROWER:

BIOLASE., INC., a Delaware corporation

By:	/s/ John R. Beaver
Name:	John R. Beaver
Title:	EVP & CFO

AGENT AND LENDER:

SWK FUNDING LLC,
as Agent and a Lender

By:	SWK Holdings Corporation,
its sole Manager

	By:	/s/ Winston Black
	Name:	Winston Black
	Title:	Chief Executive Officer and President